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SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Keurig Dr Pepper Frequently Asked Questions

Updated April 12, 2018, Addendum 6

For Dr Pepper Snapple Employees

UPDATED FAQs

Regarding RSUs, is the 1:1 stock in the combined entity and the $103.75 dividend based on the number of RSUs awarded or the after tax number of shares deposited?

Unvested RSUs will be settled at closing of the merger. For each unvested RSU, the holder will receive (1) one share of stock in Keurig Dr Pepper and (2) $103.75 times the number of RSUs held. The RSU will be cancelled upon settlement. For DPS shares you own that have been transferred to you as the result of a vesting event, at the closing of the merger, you will (1) continue to own those shares, which will be registered as shares of Keurig Dr Pepper to give effect to DPS’s name change to Keurig Dr Pepper and (2) receive the dividend of $103.75 times the number of shares you own.

NEW FAQs

Will Canada Dry Mott’s and Grupo Peñafiel assume the Keurig Dr Pepper name or an alternative as a subsidiary of Keurig Dr Pepper?

The current plans are that the Grupo Peñafiel and Canada Dry Mott’s entity names will remain unchanged. As the integration work has just begun, we will keep you updated.

Additional Information:

This communication is being made in respect of the proposed transaction involving Maple Parent Holdings Corp. and Dr Pepper Snapple Group, Inc. The proposed transaction will be submitted to the stockholders of Dr Pepper Snapple Group, Inc. for their consideration. In connection therewith, Dr Pepper Snapple Group, Inc. filed a preliminary proxy statement on March 8, 2018, and intends to file further relevant materials with the SEC, including a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Dr Pepper Snapple Group, Inc. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Dr Pepper Snapple Group, Inc. once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Dr Pepper Snapple Group, Inc. will be available free of charge on Dr Pepper Snapple Group, Inc.’s website at https://www.drpeppersnapplegroup.com/ under the heading “SEC Filings and Proxy Statements” within the “Investors” portion of Dr Pepper Snapple Group, Inc.’s website. Stockholders of Dr Pepper Snapple Group, Inc. may also obtain a free copy of the definitive proxy statement by contacting Dr Pepper Snapple Group, Inc.’s Investor Relations Department at (972) 673-7000.

Maple Parent Holdings Corp., Bob Gamgort (Director and Chief Executive Officer of Maple Parent Holdings Corp.), Ozan Dokmecioglu (Chief Financial Officer of Maple Parent Holdings Corp.), Bart Becht (a Director of Maple Parent Holdings Corp.) may be deemed to be “participants” under SEC rules in any solicitation of Dr Pepper Snapple Group, Inc. stockholders in respect of a Maple Parent Holdings Corp. proposal for a transaction with Dr Pepper Snapple Group, Inc.. Neither Maple Parent Holdings Corp. nor any of the individuals listed above has a direct or indirect interest, by security holdings or otherwise, in Dr Pepper Snapple Group, Inc. or the matters to be acted upon in connection with a potential transaction involving Maple Parent Holdings Corp. and Dr Pepper Snapple Group, Inc., except as will be set forth in the definitive proxy statement regarding the proposed transaction.

Any information concerning JAB Holding Company contained in this document has been taken from, or is based upon, publicly available information.  Although we do not have any information that would indicate that the information contained in this document that has been taken from such documents is inaccurate or incomplete, we do not take any responsibility for the accuracy or completeness of such information.